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                                                                 EXHIBIT 23.3






                       CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors of
Budget Rent a Car Corporation:



We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus of Budget Group, Inc. dated November 26, 1997.





KPMG Peat Marwick LLP
November 25, 1997
Chicago, Illinois